                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 99.3

                   FIRST HEALTH GROUP CORP. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                              SEPTEMBER 30,    DECEMBER 31,
                                                                  2004             2003
                                                              -------------    ------------
                                                                      (IN MILLIONS)
                                                                       (UNAUDITED)
                                          ASSETS
Current Assets:
  Cash and cash equivalents.................................    $   27.7         $   8.0
  Short-term investments....................................         7.1             2.0
  Accounts receivable, less allowances for doubtful accounts
     of $17.5 and $21.1 respectively........................       105.7           102.9
  Deferred income taxes.....................................        23.1            26.8
  Other current assets......................................        47.2            37.4
                                                                --------         -------
  Total current assets......................................       210.8           177.1
Long-Term Investments:
  Marketable securities.....................................        58.2            63.0
  Other.....................................................        70.8            66.7
                                                                --------         -------
                                                                   129.0           129.7
                                                                --------         -------
Property and Equipment:
  Land, buildings and improvements..........................       106.5           103.1
  Computer equipment and software...........................       336.4           281.5
  Office furniture and equipment............................        43.3            37.9
                                                                --------         -------
                                                                   486.2           422.5
  Less accumulated depreciation and amortization............      (239.0)         (186.6)
                                                                --------         -------
  Net property and equipment................................       247.2           235.9
                                                                --------         -------
Goodwill....................................................       328.8           324.3
Intangible assets, less accumulated amortization of $15.2
  and $9.3, respectively....................................        79.2            82.6
Reinsurance recoverable.....................................        24.2            24.3
Other Assets................................................         2.9             3.5
                                                                --------         -------
Total Assets................................................    $1,022.1         $ 977.4
                                                                ========         =======

                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable..........................................    $   85.3         $  73.2
  Accrued expenses..........................................        38.5            47.8
  Claims reserves...........................................        23.4            23.8
  Income taxes payable......................................        25.4             8.1
                                                                --------         -------
  Total current liabilities.................................       172.6           152.9
Long-Term Debt..............................................       195.0           270.0
Claims Reserves -- Noncurrent...............................        24.2            24.3
Deferred Taxes..............................................       128.2           126.5
Other Noncurrent Liabilities................................        23.8            25.2
                                                                --------         -------
  Total liabilities.........................................       543.8           598.9
                                                                --------         -------
Commitments and Contingencies...............................          --              --
Stockholders' Equity:
  Common stock..............................................         1.4             1.4
  Additional paid-in capital................................       347.4           335.5
  Retained earnings.........................................       758.5           672.0
  Accumulated other comprehensive loss......................        (0.3)           (1.7)
  Treasury stock, at cost...................................      (628.7)         (628.7)
                                                                --------         -------
  Total stockholders' equity................................       478.3           378.5
                                                                --------         -------
Total Liabilities and Stockholders' Equity..................    $1,022.1         $ 977.4
                                                                ========         =======

                 See Notes to Consolidated Financial Statements

                   FIRST HEALTH GROUP CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               THREE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              --------------------
                                                                2004        2003
                                                              --------    --------
                                                              (IN MILLIONS EXCEPT
                                                               PER SHARE AMOUNTS)
                                                                  (UNAUDITED)
Revenues....................................................   $218.4      $219.7
                                                               ------      ------
Operating expenses:
  Cost of services..........................................    104.2        98.7
  Selling and marketing.....................................     24.4        23.2
  General and administrative................................     18.9        16.0
  Health care benefits......................................      6.3         4.4
  Merger-related expenses...................................      1.3          --
  Depreciation and amortization.............................     19.8        15.6
                                                               ------      ------
                                                                174.9       157.9
                                                               ------      ------
Income from operations......................................     43.5        61.8
Other (income) expense:
  Interest expense..........................................      1.6         1.2
  Interest income...........................................     (1.4)       (1.6)
                                                               ------      ------
Income before income taxes..................................     43.3        62.2
Income taxes................................................    (15.7)      (21.5)
                                                               ------      ------
Net income..................................................   $ 27.6      $ 40.7
                                                               ======      ======
Weighted average shares outstanding -- basic................     91.8        94.7
                                                               ======      ======
Net income per common share -- basic........................   $  .30      $  .43
                                                               ======      ======
Weighted average shares outstanding -- diluted..............     92.8        97.0
                                                               ======      ======
Net income per common share -- diluted......................   $  .30      $  .42
                                                               ======      ======

                 See Notes to Consolidated Financial Statements

                   FIRST HEALTH GROUP CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              --------------------
                                                                2004        2003
                                                              --------    --------
                                                              (IN MILLIONS EXCEPT
                                                               PER SHARE AMOUNTS)
                                                                  (UNAUDITED)
Revenues....................................................   $657.3      $652.1
                                                               ------      ------
Operating expenses:
  Cost of services..........................................    315.5       295.0
  Selling and marketing.....................................     66.1        65.6
  General and administrative................................     57.8        46.6
  Health care benefits......................................     19.9        14.0
  Merger-related expenses...................................      1.3          --
  Depreciation and amortization.............................     57.7        46.3
                                                               ------      ------
                                                                518.3       467.5
                                                               ------      ------
Income from operations......................................    139.0       184.6
Nonoperating expense (income):
  Interest expense..........................................      5.1         3.9
  Interest income...........................................     (4.3)       (4.3)
                                                               ------      ------
Income before income taxes..................................    138.2       185.0
Income taxes................................................    (51.7)      (70.3)
                                                               ------      ------
Net income..................................................   $ 86.5      $114.7
                                                               ======      ======
Weighted average shares outstanding -- basic................     91.5        95.7
                                                               ======      ======
Net income per common share -- basic........................   $  .94      $ 1.20
                                                               ======      ======
Weighted average shares outstanding -- diluted..............     92.9        98.2
                                                               ======      ======
Net income per common share -- diluted......................   $  .93      $ 1.17
                                                               ======      ======

                 See Notes to Consolidated Financial Statements

                   FIRST HEALTH GROUP CORP. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

                                                               THREE MONTHS
                                                                  ENDED
                                                              SEPTEMBER 30,
                                                              --------------
                                                              2004     2003
                                                              -----    -----
                                                              (IN MILLIONS)
                                                               (UNAUDITED)
Net income..................................................  $27.6    $40.7
                                                              -----    -----
Unrealized gains (losses) on securities, before tax.........    1.5     (0.7)
Unrealized gains on limited partnership derivatives.........    3.1       --
                                                              -----    -----
Other comprehensive income (loss), before tax...............    4.6     (0.7)
Income tax (expense) benefit related to items of other
  comprehensive income......................................   (1.7)     0.2
                                                              -----    -----
Other comprehensive income (loss)...........................    2.9     (0.5)
                                                              -----    -----
Comprehensive income........................................  $30.5    $40.2
                                                              =====    =====

                                                                NINE MONTHS
                                                                   ENDED
                                                               SEPTEMBER 30,
                                                              ---------------
                                                              2004      2003
                                                              -----    ------
Net income..................................................  $86.5    $114.7
                                                              -----    ------
Unrealized gains (losses) on securities, before tax.........   (0.4)      0.3
Unrealized gains on limited partnership derivatives.........    2.7        --
                                                              -----    ------
Other comprehensive income, before tax......................    2.3       0.3
Income tax expense related to items of other comprehensive
  income....................................................   (0.9)     (0.2)
                                                              -----    ------
Other comprehensive income..................................    1.4       0.1
                                                              -----    ------
Comprehensive income........................................  $87.9    $114.8
                                                              =====    ======

                 See Notes to Consolidated Financial Statements

                   FIRST HEALTH GROUP CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              NINE MONTHS ENDED
                                                                SEPTEMBER 30,
                                                              ------------------
                                                               2004       2003
                                                              -------    -------
                                                                (IN MILLIONS)
                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income................................................  $  86.5    $ 114.7
                                                              -------    -------
  Adjustments to Reconcile Net Income to Net Cash Provided
    by Operating Activities:
    Depreciation and amortization...........................     57.7       46.3
    Change in allowance for uncollectible receivables.......     (3.8)      (1.5)
    Provision for deferred income taxes.....................      4.5         --
    Tax benefits from stock options exercised...............      2.0        8.0
    Income from limited partnership.........................     (2.5)      (2.1)
    Other, net..............................................      0.2        0.2
  Changes in Assets and Liabilities (net of effects of
    acquired businesses):
    Accounts receivable.....................................      3.0      (16.8)
    Other current assets....................................     (9.9)      (7.5)
    Reinsurance recoverable.................................      0.1        1.4
    Accounts payable and accrued expenses...................     (0.1)       5.0
    Claims reserves.........................................     (0.5)       0.2
    Income taxes payable....................................     17.3       13.9
    Noncurrent assets and liabilities.......................     (0.7)      (1.2)
                                                              -------    -------
  Net cash provided by operating activities.................    153.8      160.6
                                                              -------    -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of investments..................................    (29.2)     (37.1)
  Sales of investments......................................     29.5       34.4
  Acquisition of business, net of cash acquired.............     (7.2)      (3.0)
  Purchase of property and equipment........................    (62.0)     (56.0)
                                                              -------    -------
  Net cash used in investing activities.....................    (68.9)     (61.7)
                                                              -------    -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Purchase of treasury stock................................       --     (149.8)
  Proceeds from issuance of long-term debt..................     50.0      145.0
  Repayment of long-term debt...............................   (125.0)    (110.0)
  Proceeds from issuance of common stock....................      9.8       19.7
  Stock option loan repayments..............................       --        0.3
                                                              -------    -------
  Net cash used in financing activities.....................    (65.2)     (94.8)
                                                              -------    -------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................     19.7        4.1
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..............      8.0       20.9
                                                              -------    -------
CASH AND CASH EQUIVALENTS, END OF PERIOD....................  $  27.7    $  25.0
                                                              =======    =======
SUPPLEMENTAL CASH FLOW DATA:
Stock options exercised in exchange for common stock........  $    --    $   0.5
Health care benefits paid...................................    (22.1)     (12.4)
Interest paid...............................................     (5.0)      (3.5)
Interest income received....................................      2.0        2.2
Income taxes paid, net......................................    (27.9)     (48.3)
Acquisition of businesses:
  Fair value of assets acquired, net of cash acquired.......  $   3.1    $  (0.5)
  Goodwill..................................................      4.5        3.8
  Intangible Assets.........................................      2.5         --
  Fair value of liabilities assumed.........................     (2.9)      (0.3)
                                                              -------    -------
                                                              $   7.2    $   3.0
                                                              =======    =======

                 See Notes to Consolidated Financial Statements

                   FIRST HEALTH GROUP CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

     1. The unaudited financial statements herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. The accompanying interim financial statements have been prepared under the presumption that users of the interim financial information have either read or have access to the audited financial statements for the latest fiscal year ended December 31, 2003. Accordingly, footnote disclosures which would substantially duplicate the disclosures contained in the December 31, 2003 audited financial statements have been omitted from these interim financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. In our opinion, the accompanying unaudited consolidated financial statements contain all adjustments necessary for a fair presentation. Although the Company believes that the disclosures are adequate to make the information presented not misleading, it is suggested that these interim financial statements be read in conjunction with the financial statements and the notes thereto included in the Company's latest Annual Report on Form 10-K.

     2. On October 31, 2003, the Company completed the acquisition of all of the outstanding shares of capital stock of Health Net Employer Services, Inc. ("Employer Services"), from Health Net, Inc. for approximately $79 million. Health Net Employer Services, Inc. has been renamed First Health Employer Services, Inc. The acquisition was financed with borrowings under the Company's credit facility. The allocation of the purchase price is expected to be completed in the fourth quarter of 2004.

     Purchase price has been allocated, on a preliminary basis, as follows (in millions):

Fair value of tangible assets acquired......................    $17.1
Goodwill....................................................     43.5
Intangible assets...........................................     29.5
Liabilities assumed.........................................     (8.0)
Liability for restructuring and integration costs...........     (2.9)
                                                                -----
                                                                $79.2
                                                                =====

     On October 31, 2003, the Company completed the acquisition of PPO Oklahoma for an initial purchase price of approximately $10 million, subject to certain purchase price considerations. The acquisition was financed with borrowings under the Company's credit facility. The Company paid an additional $1 million in the third quarter of 2004 based on those purchase price considerations and increased goodwill. Additional purchase price may be recorded in the fourth quarter of 2004 when the contingent purchase provisions are resolved.

     Purchase price has been allocated, on a preliminary basis, as follows (in millions):

Fair value of tangible assets acquired......................    $ 0.6
Goodwill....................................................      7.6
Intangible assets...........................................      3.7
Liabilities assumed.........................................     (0.2)
Liability for restructuring and integration costs...........     (0.3)
                                                                -----
                                                                $11.4
                                                                =====

     On April 7, 2004, the Company completed the acquisition of COMP Medical for a purchase price of approximately $6 million, subject to certain purchase price considerations depending on future performance. COMP Medical has been renamed First Health Priority Services, Inc. ("FHPS"). The acquisition was funded with cash from operating activities. Additional goodwill may be recognized as the annual contingent purchase provisions are resolved.

                   FIRST HEALTH GROUP CORP. AND SUBSIDIARIES

     Purchase price has been allocated, on a preliminary basis, as follows (in millions):

Fair value of tangible assets acquired......................    $ 3.2
Goodwill....................................................      3.5
Intangible assets...........................................      2.5
Liabilities assumed.........................................     (2.8)
Liability for restructuring and integration costs...........     (0.1)
                                                                -----
                                                                $ 6.3
                                                                =====

     3.  Acquired Intangible Assets

                                         AS OF SEPTEMBER 30, 2004    AS OF DECEMBER 31, 2003
                                         ------------------------    ------------------------
                                          GROSS                       GROSS
                                         CARRYING    ACCUMULATED     CARRYING    ACCUMULATED
                                          AMOUNT     AMORTIZATION     AMOUNT     AMORTIZATION
                                         --------    ------------    --------    ------------
                                                            (IN MILLIONS)
Amortized intangible assets:
Customer contracts and relationships...   $80.7         $13.6         $78.2          $8.3
Provider Contracts.....................    13.7           1.6          13.7           1.0
                                          -----         -----         -----          ----
Total..................................   $94.4         $15.2         $91.9          $9.3
                                          =====         =====         =====          ====

     Customer contracts and relationships represent added value to the Company's business for existing long-term contracts and long-term business relationships. Provider contracts represent additions to the First Health(R) Network that the Company has acquired. The aggregate amortization expense recorded during the nine months ended September 30, 2004 and 2003, respectively, was $5.9 million and $3.1 million. The estimated amortization expense for each of the years ending December 31, 2004 through 2007 is approximately $7.4 million. The estimated amortization expense for the year ending December 31, 2008 is approximately $6.9 million.

     The changes in the carrying amount of goodwill for the nine months ended September 30, 2004 and the twelve months ended December 31, 2003 are as follows:

                                                               2004      2003
                                                              ------    ------
                                                               (IN MILLIONS)
Balance, January 1..........................................  $324.3    $279.4
Goodwill acquired...........................................     3.5      50.0
Other changes...............................................     1.0      (5.1)
                                                              ------    ------
Ending balance..............................................  $328.8    $324.3
                                                              ======    ======

     The goodwill acquired in 2004 represents the goodwill from the FHPS acquisition. The other goodwill adjustments in 2004 represent payments for purchase price consideration related to the acquisition of PPO Oklahoma. The goodwill acquired in 2003 represents goodwill from the Employer Services and PPO Oklahoma acquisitions. The other goodwill adjustments in 2003 represented finalization of the allocation of the purchase price related to prior acquisitions.

     4. Effective January 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 148 ("SFAS 148"), "Accounting for Stock-Based Compensation -- Transition and Disclosure," which amends SFAS No. 123 ("SFAS 123"), "Accounting for Stock Based Compensation." The Company accounts for these plans under the recognition and measurement principles of APB Opinion No. 25, "Accounting for Stock Issued to Employees" and related Interpretations. No stock-based employee compensation cost is reflected in net income (other than compensation cost for consultants), as all options granted under these plans had an exercise price at least equal to the market value of the underlying common

                   FIRST HEALTH GROUP CORP. AND SUBSIDIARIES stock on the date of grant. As permitted by SFAS 123, and amended by SFAS 148, the Company follows only the disclosure requirements of SFAS 123 and SFAS 148. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions to all outstanding and unvested awards in each period:

                                                        THREE MONTHS     NINE MONTHS
                                                            ENDED           ENDED
                                                        SEPTEMBER 30,   SEPTEMBER 30,
                                                        -------------   --------------
                                                        2004    2003    2004     2003
                                                        -----   -----   -----   ------
                                                           (IN MILLIONS EXCEPT EPS)
Net income, as reported...............................  $27.6   $40.7   $86.5   $114.7
Add:   Stock-based employee compensation expense
       included in reported net income, net of related
       tax effects....................................    0.1     0.1     0.1      0.1
Deduct: Total stock-based employee compensation
        expense determined under fair value based
        method for all awards, net of related tax
        effects.......................................   (2.6)   (3.1)   (8.6)   (10.3)
                                                        -----   -----   -----   ------
Pro forma net income..................................  $25.1   $37.7   $78.0   $104.5
                                                        =====   =====   =====   ======
Earnings per share:
  Basic, as reported..................................  $ .30   $ .43   $ .94   $ 1.20
  Basic, pro forma....................................  $ .27   $ .40   $ .85   $ 1.09
  Diluted, as reported................................  $ .30   $ .42   $ .93   $ 1.17
  Diluted, pro forma..................................  $ .27   $ .39   $ .84   $ 1.06

     5. Accounts receivable valuation allowances for client-specific items were $39.4 million and $36.5 million as of September 30, 2004 and December 31, 2003, respectively. These valuation allowances for matters such as performance guarantees and claim, eligibility and data adjustments, are netted against the gross accounts receivable balance in the consolidated balance sheets. The Company's largest client, Mail Handlers Benefit Plan ("MHBP" or the "Plan"), generated revenue of approximately $51.3 million and $152.9 million (23% of total revenue) during the three and nine months ended September 30, 2004, respectively, compared to $63.2 million and $169.3 million in revenues (29% and 26% of total revenues, respectively) during the comparable periods of 2003. As previously reported, the Company recorded $8 million of revenue in third quarter of 2003 related to the internal reconciliation of 2002 MHBP claims and the Company recorded $3 million of revenue in the second quarter of 2004 related to the internal reconciliation of 2003 MHBP claims.

     6. Allowances for doubtful accounts were $17.5 million and $21.1 million as of September 30, 2004 and December 31, 2003, respectively. The allowances for doubtful accounts are established based on historical experience and current economic circumstances and are adjusted monthly based upon updated information.

     7. The Company's investments in marketable securities, which are classified as available for sale, had a net unrealized loss in market value of $0.3 million, net of deferred income taxes, for the nine month period ended September 30, 2004. The accumulated net unrealized loss as of September 30, 2004, included as a component of stockholders' equity, was $0.2 million, net of deferred income taxes. The Company has eight separate investments in a limited liability company that invests in equipment that is leased to third parties. The total investment as of September 30, 2004 and December 31, 2003 was $62.6 million and $59.0 million, respectively, and is accounted for using the equity method. The Company's proportionate share of the partnership's income was $2.5 million and $2.1 million for the nine months ended September 30, 2004 and 2003, respectively, and is included in interest income. The total investment recorded at September 30, 2004 and December 31, 2003 is net of an unrealized loss on interest rate swaps of $0.5 million (net of $0.2 million in related taxes) and $2.2 million (net of $1.3 million in related taxes), respectively, which is recorded in accumulated other comprehensive income. A member of the Company's Board of Directors is associated with

                   FIRST HEALTH GROUP CORP. AND SUBSIDIARIES a group that owns approximately 90% of this partnership. The Company has between a 20% and 25% interest in the limited partners share of each individual tranche of the partnership (approximately 10% of the total partnership). The partnership had $1.3 billion in total assets as of September 30, 2004.

     8. In 2003 the Company's Board of Directors approved the repurchase of up to 5 million shares of the Company's outstanding common stock. The Board had previously approved the repurchase of up to 10 million shares of common stock. Purchases may be made from time to time, depending on market conditions and other relevant factors. The Company did not repurchase any shares during the nine months ended September 30, 2004. During the nine months ended September 30, 2003, the Company repurchased 6.2 million shares (1.0 million shares in the third quarter) on the open market for approximately $153.3 million ($27.8 million in the third quarter). The actual cash paid of $149.8 million excludes $3.4 million for trades dated in September that were settled in the first 3 days of October. As of September 30, 2004, approximately 6.1 million shares remain available for repurchase under the Company's current repurchase authorization. The Company has agreed that it will not repurchase any common stock prior to the closing of its proposed Merger (See Note 13).

     9. Weighted average shares outstanding for the diluted earnings per share calculation increased by 1.0 million and 1.4 million and by 2.3 million and 2.5 million for the three and nine months ended September 30, 2004 and 2003, respectively, due to the effect of stock options outstanding. Diluted net income per share was the same as basic net income per share for the three months ended September 30, 2004. Diluted net income per share was $.01 less than basic net income per share for the three months ended September 30, 2003, due to the effect of stock options outstanding. Diluted net income per share was $.01 less than basic net income per share for the nine months ended September 30, 2004 and $.03 less than basic net income per share for the nine months ended September 30, 2003, due to the effect of stock options outstanding.

     10. Effective January 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 146 ("SFAS 146"), "Accounting for Costs Associated with Exit or Disposal Activities", which requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, or other exit or disposal activity. During the quarter ended March 31, 2004, the Company initiated a plan to terminate approximately 200 employees for a total cost of $1.4 million in termination benefits. The plan was completed in the third quarter of 2004. Substantially all of the termination costs were incurred in the first quarter of 2004. This termination plan was solely for the Commercial segment of the Company.

     11. A purported class action lawsuit was filed on October 20, 2004 against Coventry Health Care, Inc. ("Coventry"), the Company and the Company's Board of Directors in the Circuit Court of Cook County, Illinois following the announcement that the Company had entered into the Merger Agreement with Coventry (See Note 13). The plaintiff in this litigation alleges, among other things, that the Company and its Board of Directors breached their fiduciary duties by entering into the Merger Agreement with Coventry and seeks to represent a class consisting of all of the Company's stockholders who were allegedly harmed by such action. The plaintiff seeks to enjoin the consummation of the Merger Agreement, the imposition of a constructive trust in favor of the plaintiff, and an award of attorneys' and experts' fees. The Company believes the plaintiff's allegations are without merit and intends to vigorously defend this litigation.

     The Company and its subsidiaries are also subject to various claims arising in the ordinary course of business and are parties to various legal proceedings that constitute litigation incidental to the business of the Company and its subsidiaries. The Company does not believe that the outcome of such matters will have a material effect on the Company's financial position, results of operations or cash flows.

                   FIRST HEALTH GROUP CORP. AND SUBSIDIARIES

     The provisions of the contract with the Plan's sponsor, the National Postal Mail Handlers Union, require that the Company fund any deficits in the Plan after the Plan's reserves have been fully utilized. As of September 30, 2004, the Plan has approximately $378 million in reserves to cover Plan expenses, which may exceed the premiums charged and collected from the Plan participants by the Plan sponsor. The Plan had approximately $346 million in such reserves as of December 31, 2003. There are no known Plan deficits as of September 30, 2004.

     FASB Interpretation No. 45, "Guarantees, Including Indirect Guarantees of Indebtedness to Others," requires the Company to disclose certain guarantees, including contractual indemnifications, it has assumed. The Company generally declines to provide indemnification to its customers. In limited circumstances, to secure long-term customer contracts at favorable rates, the Company may negotiate risk allocation through mutual indemnification provisions that, in the Company's judgment, appropriately allocate risk relative to the value of the customer. Management believes that any liability under these indemnification provisions would not be material.

     12. The Company operates in two segments: Commercial and Public Sector. In the Commercial segment, the Company often bundles its products and services to offer a comprehensive health benefits solution to the customer centered around the First Health(R) Network. In the Public Sector segment, the Company offers products and services more specialized to the needs of the individual customer as public sector health programs move toward more efficient utilization of health services. The Company has one executive management team that reviews and approves all strategic and resource allocations for each of the two segments. Discreet financial information is available for each of the two segments and is reviewed regularly by the chief operating decision maker.

     The Company calculates income from operations and net income for each segment consistent with the accounting policies for the consolidated financial statements. Interest expense for the Company's credit facility is charged primarily to the Commercial segment. The Commercial segment also includes the Company's treasury, legal, tax and other similar corporate functions. Income taxes are computed using the consolidated income tax rate of the Company.

     Summarized segment financial information for the three and nine months ended September 30 is as follows:

                                             THREE MONTHS ENDED SEPTEMBER 30,
                       ----------------------------------------------------------------------------
                                       2004                                    2003
                       ------------------------------------    ------------------------------------
                                     PUBLIC                                  PUBLIC
                       COMMERCIAL    SECTOR    CONSOLIDATED    COMMERCIAL    SECTOR    CONSOLIDATED
                       ----------    ------    ------------    ----------    ------    ------------
                                                      (IN MILLIONS)
Revenue..............    $173.4      $45.0       $  218.4        $177.0      $42.7        $219.7
Net income...........      25.8        1.8           27.6          39.4        1.3          40.7
Total assets.........    $974.4      $47.7       $1,022.1        $847.6      $39.8        $887.4

                                             NINE MONTHS ENDED SEPTEMBER 30,
                       ----------------------------------------------------------------------------
                                       2004                                    2003
                       ------------------------------------    ------------------------------------
                                     PUBLIC                                  PUBLIC
                       COMMERCIAL    SECTOR    CONSOLIDATED    COMMERCIAL    SECTOR    CONSOLIDATED
                       ----------    ------    ------------    ----------    ------    ------------
                                                      (IN MILLIONS)
Revenue..............    $530.4      $126.9      $  657.3        $525.6      $126.5       $652.1
Net income...........      84.1         2.4          86.5         110.1         4.6        114.7
Total assets.........    $974.4      $ 47.7      $1,022.1        $847.6      $ 39.8       $887.4

     Included in the Commercial segment for the three and nine months ended September 30, 2004, is $0.8 million, net of related taxes, of expenses related to the Company's proposed merger (see Note 13).

                   FIRST HEALTH GROUP CORP. AND SUBSIDIARIES

     13. On October 14, 2004, the Company announced that it had entered into an Agreement and Plan of Merger, dated October 13, 2004 (the "Merger Agreement"), with Coventry pursuant to which the Company will merge with and into a wholly owned subsidiary of Coventry (the "Merger").

     Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of Company common stock will be converted (except for shares held in the treasury of the Company or owned by a stockholder who properly demands appraisal rights) into and represent the right to receive 0.1791 shares of Coventry common stock and $9.375 in cash. The Merger Agreement has been approved by the Company's Board of Directors and the Merger is expected to close in the first quarter of 2005, subject to the approval of the Company stockholders, regulatory approvals and other customary conditions.